Exhibit 99.1

KULR Technology Group Inc. Reports Fourth-Quarter Results and Announces Shareholder Update Call

SAN DIEGO, (March 19, 2021) – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announces its financial results for the fourth quarter ended December 31, 2020 and provides a summary of operational updates since the beginning of the fourth quarter of 2020.

KULR’s business model continues to evolve from being a component supplier, to providing more design and testing services to our customers. The Company believes that it continues to establish itself as a trusted partner with both government agencies and the private sector. The next step of evolution is to provide total systems solutions to address market thermal management needs. To scale up as a systems provider more quickly and efficiently in the energy storage, EV transportations and hypersonic vehicle thermal management markets, KULR will actively seek partners for joint venture, technology licensing and other strategic partnership models. The goal is to leverage the Company’s thermal design technology expertise to create market-leading products, which KULR will take to market directly to capture more value for shareholders.

Fourth Quarter 2020 Financial Highlights: Fourth Quarter 2020 vs. Fourth Quarter 2019

•	Raised $8,000,000 of gross proceeds from sale of common stock and warrants.
•	Increased shareholder equity from a deficiency of $525,612 at September 30, 2020 to a surplus of $6,118,552 by the end of the quarter ended December 31, 2020.
•	Increase in revenue by 298% compared to the prior year corresponding quarter - mainly reflecting increased aerospace and government business.
•	Improved gross margins from 48% in the quarter ended December 31, 2019 to 80% in the quarter ended December 31, 2020.

Fourth Quarter 2020 and Recent Operational Highlights

•	In March 2021, Keith Cochran joined KULR as President and COO. Mr. Cochran was previously SVP of Global Business Unit at Jabil where he was responsible for the $3.7B smartphone business, and managing over 65,000 employees in US and Asia. Keith brings over 25 years of experience in business operations, supply chain management and large-scale manufacturing automations.

•	KULR became the official thermal management and battery safety technical partner for Andretti Technologies, the advanced technology arm of Andretti Autosport, founded by Michael Andretti. As part of the alliance, KULR will establish a thermal management testing and design platform for high performance battery solutions with the highest safety ratings specially adapted to the rigorous technical requirements of Andretti’s global racing enterprise. Both partners will also focus on co-developing and co-marketing motorsports’ battery and safety technologies to automotive partners for mass market EV applications.

•	We recently strengthened our Board by the appointments of Joanna D. Massey and Morio Kurosaki as directors, contingent upon the Company’s common stock being approved for uplisting to a senior national exchange, and expect their involvement to strengthen our corporate governance and strategic direction.

•	KULR maintains an extensive portfolio of customers in the aerospace industry and our heat management technology was a key part of NASA’s Perseverance Rover successful landing on Mars last month, protecting the SHERLOC instrument for its sensitive Mars missions.

•	KULR supplied NASA with safe storage solutions for the Microsoft Surface Pro 5 hybrid notebook computers used aboard the International Space Station (ISS). KULR included a version of its passive propagation resistant Thermal Runaway Shield (TRS) technology in fireproof storage pouches, which were specifically designed to mitigate the risks of lithium-ion battery fires and explosions while accommodating the restrictive dimensions of the Microsoft Surface Pro 5.

•	KULR partnered with Airbus Defense and Space to provide KULR’s passive propagation resistant (PPR) battery design solutions for ongoing research into lithium-ion battery testing and safety for flight applications.

•	KULR provided battery safety research and testing devices to the Federal Aviation Administration (FAA). The Company’s internal short circuit technology will be used in evaluating problems leading to passenger lithium-ion battery malfunctions that can cause smoke and fire incidents aboard aircrafts.

•	The Consumer Product Safety Commission reported that KULR’s design solutions can stop fires and explosions in lithium-ion battery packs and provided additional insights on the future of safe battery technology. The report, conducted by the Naval Surface Warfare Center Carderock Division (NSWCCD) on the Company’s battery safety technology, confirmed that KULR’s thermal management solutions can prevent cell-to-cell propagation.

Financial Results: Fourth Quarter 2020 vs. Fourth Quarter 2019

Revenues: KULR generated revenues of $208,488 in the fourth quarter ended December 31, 2020, an increase of 298% compared with revenues of $52,414 reported in the year-ago period. The increase in revenue was mainly due to new orders received for products and engineering services for military and aerospace customers. The Company continues to build its relationships with a wide range of energy, transport and aerospace partners and has billed 25 customers during the year ended December 31, 2020.

These additions reflect management’s commitment to build new customer relationships through a growing pool of referrals and business development leads.

Selling, General and Administrative (SG&A) Expenses: Our SG&A expenses increased to $776,635 in the fourth quarter of 2020 from $414,206 in the corresponding period last year. The 87% increase in SG&A expenses was due to additional marketing and advertising expenses, consulting fees and non-cash stock-based compensation paid to employees and consultants.

R&D expenses: We reduced our R&D expenses in the fourth quarter of 2020 to $68,248 from $136,516 in the same period last year, reflecting a combination of headcount and salary reductions implemented in the first quarter of 2020 as we adjusted to limitations arising as a result of the Covid 19 epidemic on our supply chain.

Operating Loss: Our loss from operations was $677,105 for the fourth quarter of 2020, compared to $525,695 for the comparable quarter of 2019. Higher selling, general and administrative costs offset higher sales while the gross margin improved from 48% in the fourth quarter of 2019 to 80% in the comparable 2020 quarter, resulting from a change in mix between higher margin products and lower margin services.

Net Loss: Net loss for the fourth quarter of 2020 increased to $858,599, or a loss of $0.01 per share, compared with a net loss of $525,110, or a loss of $0.01 per share for the comparable period in 2019.

Cash Position: On December 31, 2020, we closed a registered direct offering conducted pursuant to a securities purchase agreement for the purchase and sale of an aggregate of 6,400,001 shares of our common stock, and warrants to purchase an aggregate of up to 6,400,001 shares of common stock at a combined purchase price of $1.25 per Share and Warrant. The aggregate gross proceeds to us approximated $8,000,000. As a result, we reported cash balances of $8,880,140 at December 31, 2020, compared with $108,857 at December 31, 2019.This funding leaves us well positioned to expand operations, support new business and fund ongoing product development in spite of the difficult Covid inspired trading conditions experienced through the latest quarter.

Shareholder Update Call

The Company has scheduled a shareholder update call for March 29th, 2021 at 12pm EDT. Michael Mo, KULR’s CEO; Keith Cochran, President & COO, and Simon Westbrook, CFO, will provide a business update for the Company and answer questions submitted in advance.

To access the call:

Dial-In Number: 1-857-232-0157
Access Code: 422095

Interested parties may submit questions prior to the call to Stuart Smith at SmallCapVoice.Com, Inc. via email: ssmith@smallcapvoice.com by 11:00 PM EDT March 23rd, 2021. Mr. Smith will compile a list of questions and submit them to the Company prior to the conference call. Questions that will be addressed will be based on the relevance to the Company’s strategic direction and execution, the shareholder base and appropriateness in light of public disclosure rules.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/kulr/ shortly after the call has concluded. An archived version of the webcast will also be available at  https://kulrtechnology.com/category/presentations/

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:
KULR Technology Group, Inc.
Main: (888) 367-5559
ir@kulrtechnology.com

For SmallCapVoice.com:
Stuart Smith
ssmith@smallcapvoice.com

SOURCE: KULR Technology Group, Inc.